FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2008

FirstFed Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (310) 302-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Total number of pages is 5

Index to Exhibits is on Page 3

ITEM 7.01.  Regulation FD Disclosure.

     The Registrant hereby incorporates by reference into this Item. 7 the summary monthly financial data as of and for the period ended August 31, 2008 attached as Exhibit 99.1, which is being furnished in accordance with Rule 101(e)(1) under Regulation FD.

     A discussion of the factors that could impact the Bank's loan portfolio in general, and the Registrant's overall business and financial performance, can be found in the Registrant's reports filed with the Securities and Exchange Commission. These factors include, among others, general economic and business conditions and changes therein, competition, consumer preferences and various other matters beyond the Registrant's control. Given these concerns, investors and analysts should not place undue reliance on the enclosed information. These reports speak only as of their stated date and period of time, and the Registrant undertakes no obligation to publicly update or revise the reports, although it may do so from time to time as management of the Registrant believes is warranted.

ITEM 9.01.   Financial Statements and Exhibits.

     (d)   Exhibits

99.1 Monthly Financial Data as of and for the period ended August 31, 2008 (Unconsolidated)

S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRSTFED FINANCIAL CORP.

Dated: September 18, 2008	By: /s/	Douglas J. Goddard
Douglas J. Goddard
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit		Page

99.1	Monthly Financial Data as of and for the period ended August 31, 2008	4-5

EXHIBIT 99.1

First Federal Bank of California MONTHLY REPORT OF OPERATIONS Unaudited, Unconsolidated Financial Highlights (Dollars in thousands)

	As of, for the month ended August 31, 2008	As of, for the month ended July 31, 2008	As of, for the month ended August 31, 2007	As of, for the 8 months ended August 31, 2008	As of, for the 8 months ended August 31, 2007

Cash and investment securities	$421,435	$562,497	$389,780
Total mortgage-backed securities	$42,006	$42,502	$48,698
Total assets	$7,360,888	$7,429,429	$7,317,996

LOANS:	$6,650,680	$6,579,861	$6,754,881 *
Gross loans receivable

Loans funded:
Single-family loans	$113,954	$120,908	$42,343	$672,511	$440,469
Multi-family loans	43,691	50,435	38,750	397,573	121,248
Commercial & industrial real estate loans	-	1,078	1,000	12,375	13,455
Other loans	5,152	724	1,306	30,438	13,194
Total loans funded	$162,797	$173,145	$83,399	$1,112,897	$588,366
Loans originated for third parties	2,983	-	3,681	6,844	95,543
Total loans originated	$165,780	$173,145	$87,080	$1,119,741	$683,909

Percentage of ARMs originated	8%	10%	59%	9%	50%
Loan repayments:
Single-family loans	$26,313	$45,592	$131,529	$434,617	$1,581,480
Multi-family & commercial real estate loans	18,909	12,941	55,473	275,023	362,589
Other loans	1,707	806	3,797	16,385	36,655
	$46,929	$59,339	$190,799	$726,025	$1,980,724

Loans sold	$-	$-	$17,766	$1,380	$410,811

Percentage of adjustable rate loans to the total portfolio	75.45%	77.48%	95.83%

Non-performing assets to total assets ratio	7.86%	7.56%	1.16%

Delinquent loans:
Non-accrual loans	$452,277	$437,176	$67,822
Single-family loans 30 to 59 days delinquent	$133,252	$123,357	$41,117
Single-family loans 60 to 89 days delinquent	$92,096	$101,427	$11,051

BORROWINGS:
Federal Home Loan Bank advances	$2,285,000	$2,165,000	$1,371,000
Reverse repurchase agreements	$70,000	$370,000	$570,000

DEPOSITS:
Retail deposits	$2,915,307	$2,912,729	$3,112,060
Wholesale deposits	1,354,599	1,247,390	1,388,937
	$4,269,906	$4,160,119	$4,500,997

Net increase (decrease) in deposits	$109,787	$298,938	$(179,538)	$100,958	$(1,401,121)

* Revised.

AVERAGE INTEREST RATES (CONSOLIDATED):

	As of, for the month ended August 31, 2008	As of, for the month ended July 31, 2008	As of, for the month ended August 31, 2007	As of, for the 8 months ended August 31, 2008	As of, for the 8 months ended August 31, 2007
Yield on loans	5.71%	5.81%	7.95%	6.38%	7.98%
Yield on investments	4.55%	5.19%	5.47%	5.03%	5.45%
Yield on earning assets	5.61%	5.76%	7.80%	6.28%	7.83%
Cost of deposits	3.16%	3.03%	4.33%	3.49%	4.44%
Cost of borrowings	3.38%	3.39%	5.36%	3.93%	5.38%
Cost of money	3.24%	3.17%	4.65%	3.65%	4.73%
Earnings spread	2.37%	2.59%	3.15%	2.63%	3.10%
Effective net spread	2.45%	2.70%	3.56%	2.79%	3.47%